UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                                 ---------------

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant:       |X|
Filed by a party other than the Registrant: [ ]
Check the appropriate box:

| |      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rules 14a-6(e)(2) and 14c-5(d)(2))
[X]      Definitive Proxy/Information Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss 240.14a-11(c) or ss 240.14a-12

                             Core Laboratories N.V.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             Core Laboratories N.V.
                                 Herengracht 424
                                1017 BZ Amsterdam
                                 The Netherlands
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 30, 2002
                                 ---------------

Dear Shareholder:

         You are cordially invited to attend our 2002 annual meeting of shareholders which will be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV, Amsterdam, The Netherlands, on Thursday, May 30, 2002 at 2:00 p.m., local time, for the following purposes:

     1. To elect eight members to our Board of Supervisory Directors, consisting of three Class I Supervisory Directors, three Class II Supervisory Directors and two Class III Supervisory Directors, to serve until our annual meeting in 2005, 2004 and 2003, respectively, and until their successors shall have been duly elected and qualified;

     2. To confirm and adopt our Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2001;

     3. To approve the extension of the authority of our Management Board to repurchase up to 10% of our outstanding share capital until November 29, 2003;

     4. To approve the extension of the authority of our Supervisory Board to issue and/or to grant rights (including options to purchase) with respect to our common and preference shares until May 29, 2007;

     5. To approve the extension of the authority of our Supervisory Board to limit or exclude the preemptive rights of the holders of our common shares until May 29, 2007; and

     6. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Each of the matters being presented at the annual meeting has been presented and approved at our prior annual meetings. In large measure, these matters are presented to our shareholders each year by virtue of our being organized under the laws of The Netherlands. Copies of the Annual Accounts, the report of the Management Board and the list of nominees for the Supervisory Board are open for inspection at our offices in The Netherlands, located at Herengracht 424, 1017 BZ Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be open for inspection from the date of this notice until the close of our annual meeting.

         It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy card promptly. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.

                                 By Order of the Board of Supervisory Directors,

                                 /s/Jacobus Schouten
                                 Supervisory Director

April 30, 2002
Amsterdam, The Netherlands

                             Core Laboratories N.V.
                                 Herengracht 424
                                1017 BZ Amsterdam
                                 The Netherlands

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for use at our 2002 annual meeting of shareholders to be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV, Amsterdam, The Netherlands, on Thursday, May 30, 2002 at 2:00 p.m., local time. If the accompanying proxy card is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with the directions noted on the card, or, if no directions are indicated, it will be voted in favor of the proposals described in this proxy statement. Any shareholder giving a proxy has the power to revoke it by oral or written notice to our corporate Secretary at any time before the proxy is voted.

         The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board, officers and regular employees of our company may solicit proxies in person, by facsimile or by telephone. Core Laboratories will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares.

         At the close of business on April 1, 2002, the record date for the determination of shareholders entitled to notice of and to vote at our annual meeting, there were 33,233,571 common shares outstanding, each of which is entitled to one vote. The common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting. The presence, in person or by proxy, of at least a majority of our outstanding common shares is required for a quorum. Under the Dutch Civil Code and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting but will count for the purpose of determining whether a quorum was present at the meeting.

         A copy of our Annual Report on Form 10-K, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to John D. Denson, Secretary, in the care of Core Laboratories, LP, 6316 Windfern Road, Houston, Texas 77040.

         This proxy statement and the accompanying proxy card were first mailed to shareholders on or about April 30, 2002.

                                     ITEM 1
                        ELECTION OF SUPERVISORY DIRECTORS

         Our articles of association provide for one or more Supervisory Directors. Nominees for Supervisory Director are proposed by the Supervisory Board and elected at each annual meeting of shareholders by the affirmative vote of a majority of the votes cast at the meeting. Our shareholders may override the proposal of the Supervisory Board by a vote of two-thirds of the votes cast at the meeting if more than one-half of the outstanding share capital is present or represented. The Supervisory Board is divided into Classes I, II and III, the terms of office of which are scheduled to expire on the dates of the annual meeting of shareholders in 2004, 2003 and 2002, respectively.

         The Supervisory Board is proposing the election of eight Supervisory Directors at the annual meeting. Three of the nominees (David M. Demshur, Rene
R. Joyce and Jacobus Schouten) will be elected as Class I Supervisory Directors for a term expiring 2005, three of the nominees (D. John Ogren, Joseph R. Perna and Timothy J. Probert) will be elected as Class II Supervisory Directors for a term expiring 2004 and two of the nominees (Richard L. Bergmark and Alexander Vriesendorp) will be elected as Class III Supervisory Directors for a term expiring 2003. At each of our future annual meetings, the successors to the class of Supervisory Directors whose terms shall expire that year shall be elected to hold office for a term of three years and until their respective successors shall have been duly elected and qualified. All of the nominees for Supervisory Directors are presently members of the Supervisory Board.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. If at the time of or prior to the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

         The Supervisory Board recommends that shareholders vote "FOR" the nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

         The following table sets forth the names, ages and titles of the persons who have been nominated for election as Supervisory Directors:

                          CLASS I SUPERVISORY DIRECTORS
                               (Term Expires 2005)

Name                               Age    Position
----                               ---    --------
David M. Demshur.................   47    Chairman of the Supervisory Board,
                                          President and Chief Executive Officer

Rene R. Joyce....................   54    Supervisory Director
Jacobus Schouten.................   47    Supervisory Director

                         CLASS II SUPERVISORY DIRECTORS
                               (Term Expires 2004)

Name                               Age    Position
----                               ---    --------
D. John Ogren....................   59    Supervisory Director
Joseph R. Perna..................   59    Supervisory Director
Timothy J. Probert...............   51    Supervisory Director

                         CLASS III SUPERVISORY DIRECTORS
                               (Term Expires 2003)

Name                               Age    Position
----                               ---    --------
Richard L. Bergmark..............   48    Executive Vice President,
                                          Chief Financial Officer,
                                          Treasurer and Supervisory Director

Alexander Vriesendorp............   49    Supervisory Director

         Set forth below is a brief description of the business experience and length of service of the Supervisory Directors.

         Richard L. Bergmark joined Western Atlas International, Inc. as Treasurer in 1987. In 1991, he became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical. From 1994 until 1999, he served as our Chief Financial Officer and in 1999 he was appointed Executive Vice President. Mr. Bergmark presently serves as our Executive Vice President, Chief Financial Officer and Treasurer and as a Supervisory Director. He has served as a Supervisory Director since 1995.

         David M. Demshur joined our company in 1979 and presently serves as our President, Chief Executive Officer and Chairman of our Supervisory Board. Since joining our company, Mr. Demshur has held various operating positions, including Manager of Geological Sciences, Vice President of Europe, Africa and the Middle East in 1989, Senior Vice President of Petroleum Services in 1991 and Chief Executive Officer and President in 1994. He has served as a Supervisory Director since 1994 and as Chairman of the Supervisory Board since last May. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

         Rene R. Joyce served as President of Energy Services of Coral Energy, LLC from its acquisition by Shell Oil Company in 1998 until his retirement at the end of 1999. From 1980 until 1998, Mr. Joyce served as President of the operating companies of Tejas Gas Corporation, Coral's predecessor, and a New York Stock Exchange listed company. Mr. Joyce is a member of the Louisiana State Bar Association and is an independent consultant in the energy industry.

         D. John Ogren served as the President of Production Operators, Inc. from 1994 until 1999. Production Operators was listed on the Nasdaq Stock Market prior to its acquisition by Camco International in 1997 and Schlumberger's acquisition of Camco International in 1998. From 1989 until 1991, Mr. Ogren served as Senior Vice President of Conoco Inc. and from 1992 until 1994, as Senior Vice President of E.I. duPont. Mr. Ogren is currently chairman of Visual Intelligence Systems, Inc., an Advisory Director of Intrepid Energy (U.K.) Ltd. and a director of John Wood Group Plc. He is a member of the Society of Petroleum Engineers and is a registered professional engineer.

         Joseph R. Perna joined our company as General Manager in 1985. In 1991, he was promoted to Senior Vice President, with responsibility for certain laboratory services operations and the Technology Products Division, a position he held until his retirement from the Company on March 31, 1998. Mr. Perna has served as a Supervisory Director since 1995.

         Timothy J. Probert has served as the President of Input/Output, Inc. since March 2000. From September 1995 until December 1999, Mr. Probert served as President of Baker Hughes Inteq (a business unit of Baker Hughes Inc., a diversified oil service company ("Baker Hughes")) and Vice President of Baker Hughes from March 1994 until December 1999. He joined Baker Hughes in 1972, where he has held various management positions, including Vice President of Drilling and Evaluation Technology for Baker Hughes Inteq, President of Eastman Teleco, President of Milpark Drilling Fluids and Vice President of Marketing for Baker Sand Control. Mr. Probert has served as a Supervisory Director since 1995.

         Jacobus Schouten serves on the board of directors of various European companies, including International Mezzanine Capital B.V. Mr. Schouten has served as a Supervisory Director since 1994.

         Alexander Vriesendorp has been a partner since 1996 of Shamrock Partners B.V. which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as Chief Executive Officer of RMI Holland B.V. in The Netherlands. From 1991 until 1995, he served as Chief Executive Officer of the Nienhuis Group in The Netherlands. Mr. Vriesendorp serves on the supervisory boards of various European companies. He is also a member of the board of the Leiden University Fund.

Executive Officers

         Our current executive officers are David M. Demshur, Monty L. Davis, Richard L. Bergmark, and John D. Denson. Biographical information regarding Messrs. Demshur and Bergmark is set forth above. The following biography describes the business experience of the remaining executive officers. Our executive officers are not Managing Directors of our company for purposes of Dutch law.

         Monty L. Davis, who is 48 years of age, joined Western Atlas in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East, Core Laboratories Division Vice President of Finance, and Atlas Wireline Division Vice President of Finance and Administration. In 1993, Mr. Davis joined Bovar Inc. of Calgary, Canada, as Chief Financial Officer, then Chief Operating Officer, and in 1995, President and Chief Executive Officer. Mr. Davis joined our company as Senior Vice President in 1998, and subsequently was promoted to Chief Operating Officer.

         John D. Denson, who is 44 years of age, joined Western Atlas as Division Counsel in 1992, with responsibility for the Core Laboratories division. Mr. Denson has served as our Vice President, General Counsel and Secretary since 1994. Mr. Denson is a member of the State Bar of Texas.

Security Ownership by Certain Beneficial Owners and Management

         The table below sets forth certain information, as of March 19, 2002, with respect to the common shares beneficially owned by:

o each person known to us to own beneficially five percent or more of our outstanding common shares;

o        each Supervisory Director;

o        each of our executive officers; and

o        all Supervisory Directors and executive officers as a group.

                                                                   Common Shares of              Percentage of
                                                                Core Laboratories N.V.           Common Shares
               Name of Beneficial Owner (1)                       Beneficially Owned              Outstanding
-----------------------------------------------------------    -------------------------    -------------------------

Citigroup Inc.(2).........................................                    8,847,366              26.6%
Franklin Resource, Inc.(3)................................                    2,021,100               6.1%
Wellington Management Company, LLP(4).....................                    1,892,500               5.7%
David M. Demshur**........................................                      476,067               1.4%
Richard L. Bergmark**.....................................                      301,088                *
Joseph R. Perna**.........................................                      152,744                *
Monty L. Davis**..........................................                      117,364                *
John D. Denson**..........................................                      111,790                *
Timothy J. Probert**......................................                       55,000                *
Bob G. Agnew**(5).........................................                       54,600                *
D. John Ogren.............................................                       41,000                *
Rene R. Joyce.............................................                       20,000                *
Jacobus Schouten..........................................                       11,000                *
Alexander Vriesendorp.....................................                        -----                *
All  Supervisory   Directors, nominees for
  Supervisory Director and executive
  officers as a group.....................................                    1,371,653               4.0%
----------

*    Represents less than 1%.
** Includes the following shares which may be acquired within 60 days through the exercise of stock options: Mr. Demshur, 230,000; Mr. Bergmark, 189,750; Mr. Perna, 40,000; Mr. Davis, 96,250; Mr. Denson, 83,250; Mr. Probert, 54,000; Mr. Agnew, 50,000; Mr. Ogren, 11,000; Mr. Joyce, 11,000;
     Mr. Schouten, 20,000; Mr. Vriesendorp, 11,000; Total 796,250.

(1) Unless otherwise indicated, each person has sole voting power and investment power with respect to the Common Shares listed.

(2) As reported on the Schedule 13G/A dated January 22, 2002, the shares reported by Citigroup Inc. include 8,729,340 shares reported by Salomon Smith Barney Holdings Inc., a wholly owned subsidiary of Citigroup Inc. The shares reported by Salomon Smith Barney Holdings include 7,106,840 shares reported by Salomon Brothers Holding Company Inc., a wholly owned subsidiary of Salomon Smith Barney Holdings. The shares reported by Salomon Smith Barney Holding Company include 7,106,840 shares reported by Salomon Smith Barney Inc., a wholly owned subsidiary of Salomon Smith Barney Holding Company. The shares reported by each of these four entities include shares for which such reporting person disclaims beneficial ownership. The business address of Salomon Smith Barney, Salomon Smith Barney Holding Company and Salomon Smith Barney Holdings is 388 Greenwich Street, New York, NY 10013 and the business address of Citigroup Inc. is 399 Park Avenue, New York, NY 10043.

(3) As reported on the Schedule 13G/A dated February 14, 2002, the shares reported by Franklin Resource, Inc. are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resource. Such advisory contracts grant to the advisory subsidiaries all investment and/or voting power over the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resource and are the principal shareholders of Franklin Resource. Franklin Resource and Messrs. Johnson and Johnson may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the beneficial owner of securities held by persons and entities advised by Franklin Resource subsidiaries. Franklin Resource, Messrs. Johnson and Johnson, and each of the advisory subsidiaries disclaim economic interest or beneficial ownership in any of the shares. The business address of Franklin Resource is One Franklin Parkway, San Mateo, CA 94403.

(4) As reported on the Schedule 13G/A dated February 14, 2002, Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed to beneficially own 1,892,500 Common Shares which are held of record by clients of the Wellington Management Company. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such common shares. No such client is known to the Wellington Management Company to have such right or power with respect to more than five percent of our common shares. The business address of the Wellington Management Company is 75 State Street, Boston, MA 02109.

(5) Mr. Agnew is not standing for re-election to the Board of Supervisory Directors as the Dutch Civil Code requires that a supervisory director resign no later than the day of the annual meeting held during the year in which the supervisory director turns 72 years of age.

Committees of the Supervisory Board

         The Supervisory Board has two standing committees, the identities, memberships and functions of which are described below:

         Audit Committee. The current members of the Audit Committee of our Supervisory Board are Messrs. Agnew, Joyce, Ogren and Perna; however, Mr. Agnew is not standing for re-election to the Board of Supervisory Directors. The Audit Committee's principal functions include making recommendations concerning the engagement of the independent accountants, reviewing with the independent accountants the plan and results of the auditing engagement, approving professional services provided by the independent accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent as defined by the corporate governance standards of the New York Stock Exchange.

         Compensation Committee. The members of the Compensation Committee of our Supervisory Board are Messrs. Joyce, Perna and Probert. The Compensation Committee's functions include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the Chief Executive Officer's recommendations on the compensation of our senior executive officers, granting of awards under our stock option and other benefit plans and adopting and changing major compensation policies and practices.

         In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the whole Supervisory Board for approval. The Compensation Committee also oversees our 1995 Long-Term Incentive Plan, as amended, which we refer to as the "Incentive Plan," and our 1995 Nonemployee Directors Stock Option Plan, as amended, which we refer to as the "Nonemployee Director Plan."

         The Supervisory Board held four meetings in 2001, the Audit Committee held four meetings in 2001 and the Compensation Committee held two meetings in 2001. Each Supervisory Director attended at least 75% of the meetings of the Supervisory Board and of all committees on which he serves. The Supervisory Board does not have a nominating committee.

Director Compensation

         Each Supervisory Director who is not our full-time employee is paid:

o        an annual retainer of $24,000, payable semiannually in arrears;

o $1,000 per meeting of the Supervisory Board at which the individual is present in person;

o $750 per meeting for each committee meeting at which the individual is present in person;

o $500 per meeting for each committee meeting at which the individual serves as chairperson; and

o reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

         Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors.

         The Nonemployee Director Plan provides for the issuance of up to 700,000 of our common shares to eligible Supervisory Directors. Under the Nonemployee Director Plan, each eligible director is generally granted an option to acquire 1,000 common shares on the date such individual first becomes an eligible director. In addition, an option to acquire 10,000 common shares will be granted to each nonemployee Supervisory Director (20,000 common shares if such nonemployee Supervisory Director is the Chairman) each year generally on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than ten employees under the Incentive Plan. In 2001, the Nonemployee Director Plan was amended to provide that the stock option grants with respect to the year 2002 would be granted on September 26, 2001. Supervisory Directors who are also our employees receive no grants under the Nonemployee Director Plan. Options granted will be exercisable for a period of up to ten years and will vest one year following the date of grant. The exercise price of options granted under the Nonemployee Director Plan will be equal to the market price of the common shares on the date of grant.

                             EXECUTIVE COMPENSATION

         The following table summarizes, with respect to our Chief Executive Officer and each of our other executive officers, certain information relating to the compensation earned for services rendered in all capacities during fiscal years 1999 through 2001.

                           SUMMARY COMPENSATION TABLE
                                                                                       Long-Term
                                                                                     Compensation
                                                                                     --------------
                                                                                      Securities
                                                                                      Underlying
                                                        Annual Compensation (1)         Options
                                           Fiscal    ------------------------------                     All Other
  Name and Principal Position               Year         Salary          Bonus         (Number)      Compensation (2)
  ---------------------------             ---------  ---------------  -------------  -------------- ----------------
  David M. Demshur, President and           2001          $420,000            ---        250,000           $20,432
  Chief Executive Officer                   2000           408,000       $200,000         50,000            19,004
                                            1999           400,000         65,000         80,000            16,150

  Richard L. Bergmark, Executive Vice       2001          $236,250            ---        100,000           $20,322
  President, Chief Financial Officer and    2000           229,500        $75,000         30,000            18,052
  Treasurer                                 1999           222,019         30,000         40,000            16,150

  Monty L. Davis, Chief Operating           2001          $231,000            ---        150,000           $21,982
  Officer and Senior Vice President         2000           224,400        $75,000         60,000            20,340
                                            1999           214,039         45,000         40,000            18,317

  John D. Denson, Vice President,           2001          $199,500            ---         80,000           $21,926
  General Counsel and Secretary             2000           193,800        $60,000         30,000            20,199
                                            1999           184,039         25,000         25,000            17,632

----------------
(1) During the years ending December 31, 1999, 2000 and 2001, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

(2) Consists of matching contributions and contributions by our company through our retirement plans, amounts paid under certain insurance plans and a transportation allowance.

Stock Option Grants

         The following table sets forth certain information with respect to stock option grants made to our executive officers during 2001 under our Incentive Plan.

                               Option Grants in Last Fiscal Year
                                       Individual Grants                                        Potential Realizable
                        ---------------------------------------------                             Value at Assumed
                           Number of    % of Total                                              Annual Rate of Stock
                          Securities      Options                                              Price Appreciation for
                          Underlying     Granted to      Exercise of                              Option Term (1)
                            Options      Employees       Base Price                           -----------------------
Name                        Granted       in 2001         ($/Sh)         Expiration Date           5%          10%
----                    -------------  -------------- --------------- ---------------------   ----------- -----------

David M. Demshur           100,000           5.8%          $16.10            April 3, 2011     $2,622,520  $4,175,925
                           150,000           8.6            10.26       September 26, 2011      2,506,869   3,991,770
Richard L. Bergmark         35,000           2.0            16.10            April 3, 2011        917,882   1,461,574
                            65,000           3.7            10.26       September 26, 2011      1,086,310   1,729,767
Monty L. Davis              55,000           3.2            16.10            April 3, 2011      1,442,386   2,296,759
                            95,000           5.5            10.26       September 26, 2011      1,587,684   2,528,121
John D. Denson              30,000           1.7            16.10            April 3, 2011        786,756   1,252,778
                            50,000           2.9            10.26       September 26, 2011        835,623   1,330,590
---------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Shares appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission and therefore is not intended to forecast possible future appreciation, if any, of the price of our Common Shares.

2001 Option Exercises and Year-end Value Table

         The following table sets forth for our executive officers information regarding options held by them at December 31, 2001.

                                                                                           Value of Securities
                                                          Securities Underlying         Underlying Unexercised
                             Shares                     Unexercised Options Held at          Options Held at
                            Acquired on                      December 31, 2001            December 31, 2001 (1)
                             Exercise       Value      ------------------------------ ------------------------------
         Name               of Option      Realized     Exercisable    Unexercisable   Exercisable    Unexercisable
------------------------  -------------- ------------- --------------  -------------- --------------  --------------

David M. Demshur               ---           ---             163,750         336,250  $     629,375   $     663,100
Richard L. Bergmark            ---           ---             158,500         147,500        764,990         290,750
Monty L. Davis                 ---           ---              50,000         230,000         25,550         413,150
John D. Denson                 ---           ---              59,500         117,500        244,849         219,969
--------------

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of our common shares on December 31, 2001 was based on the average of the high and low sales prices on the NYSE on such date.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Supervisory Directors, executive officers and persons who own more than ten percent of our common shares to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the SEC and the NYSE. Supervisory Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all such forms that they file.

         To our knowledge, based upon our review of the Section 16(a) filings that have been received by us, we believe that during the fiscal year ending December 31, 2001, our Supervisory Directors, executive officers and ten percent shareholders complied with the applicable Section 16(a) filing requirements.

Compensation Committee Interlocks and Insider Participation

         During 2001, no executive officer served as:

o a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Supervisory Directors; or

o a director of another entity, one of whose executive officers served on our Supervisory Board or the board of directors of one of our subsidiaries.

Report of the Compensation Committee on Executive Compensation

         The Compensation Committee's responsibilities are:

o to oversee the development of the compensation program for our officers and managerial employees;

o to administer the incentive and stock option plans, including approval of grants and awards under these plans; and

o to establish the compensation program for our Chief Executive Officer and our other executive officers.

During 2001, our Compensation Committee was comprised of the following Supervisory Directors, none of whom are our employees: Rene R. Joyce, Joseph R. Perna and Timothy J. Probert.

         Executive Compensation Philosophy. The objective of the compensation program for officers and managers is to create strong financial incentives for corporate and division officers and managers to increase profits, revenues and operating efficiency, which we expect to lead to an increase in shareholder value. The following objectives guide the Compensation Committee in its deliberations:

o provide a competitive compensation program that enables us to attract and retain key executives and Supervisory Board members;

o ensure a strong relationship between our performance results and those of our divisions and the total compensation received by an individual;

o        balance our annual and longer term performance objectives;

o encourage executives to acquire and retain meaningful levels of common shares; and

o work closely with our Chief Executive Officer to ensure that the compensation program supports our management style, objectives and culture.

         In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation and longer term stock-based grants and awards.

         Market Comparisons. Primary market comparisons for executive compensation are made to other oilfield service companies, adjusted for size and job responsibilities. The companies used for market comparisons in the development of the compensation program are broader than those used in the performance graph presented elsewhere in this proxy statement and are used because they are more representative of the market in which we compete for executive talent. Data sources include peer company proxy disclosures, oilfield industry surveys, national survey databases and general trend data provided by consultants.

         Variable Incentives. Variable incentives, both annual and longer term, are major components of the program and are used to link pay with performance results appropriate to each executive officer or manager. Variable incentive awards and performance objectives are calibrated such that total compensation will approximate the market 50th percentile when our performance plans are achieved and exceed the 50th percentile when our performance plans are exceeded.

         Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of our five highest paid executive officers. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based," incentive payments must use predetermined objective standards, limit the use of discretion in making awards and be certified by the Compensation Committee made up of "outside directors." To date, we have not lost any tax deductions related to the limitations of
Section 162(m). The Compensation Committee will continue to monitor these issues and will take appropriate action if it is warranted in the future.

Executive Compensation Program

         The following is a discussion of each of the principal components of the executive total compensation program.

         Base Salary. The base salary program targets the median of the primary comparison group for corporate and divisional officers and managers. Each executive is reviewed individually on an annual basis. Salary adjustments are based on the individual's experience and background, the individual's performance during the prior year, the general movement of salaries in the marketplace and our financial position. As a result of these factors, an executive's base salary may be above or below the targeted median at any point in time.

         Annual Incentive Compensation. We administer an annual incentive plan for our corporate and divisional officers and managers. The goal of the plan is to reward participants in proportion to our performance as a whole, the performance of the division for which they have direct responsibility and their individual contributions to our success.

         For 2001, corporate participants were measured on earnings before interest and taxes, or "EBIT," and earnings per share, while division participants were also measured on working capital management. In addition, a discretionary component was included as part of the plan so that outstanding effort and dedication could be recognized. The measures were weighted substantially equally.

         Supplemental Executive Retirement Plans. We have adopted the Core Laboratories Supplemental Executive Retirement Plan, which we refer to as the "Group SERP", for the benefit of certain key employees and outside directors. The Group SERP was established to provide additional retirement income to the participants and death benefits to the participants' designated beneficiaries as a reward for the participants' contributions to our success and growth. The four participants in the Group SERP are Richard L. Bergmark, David M. Demshur, Joseph
R. Perna and Stephen D. Weinroth. Mr. Weinroth served as Chairman of our Supervisory Board until May 2001. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant's retirement date and is paid in annual installments until the participant's death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant's benefit under the Group SERP is fully vested and fully accrued. Benefits under the Group SERP may be forfeited only in the event of a participant's termination for cause.

         We have also adopted the Core Laboratories Supplemental Executive Retirement Plans for Monty L. Davis and John D. Denson, which we refer to as the "Individual SERPs." The Individual SERPs were established to provide additional retirement income for Messrs. Davis and Denson and death benefits for their designated beneficiaries as a reward for their respective contributions to our success and growth. Each is entitled to receive a retirement benefit commencing on his retirement date. The amount of the retirement benefit is determined using a formula that takes into consideration the participant's compensation, years of employment, and a five year vesting schedule, and is paid in annual installments until the participant's death. Vesting in this retirement benefit is accelerated upon a "change in control" of our company. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the designated beneficiary of the deceased participant is entitled to receive the payments the deceased participant would have received if the participant's death had not occurred. Such payments will continue until payments for an aggregate of 15 years have been made to both the participant and his designated beneficiary. If a participant dies prior to his retirement date, the designated beneficiary of the deceased participant is entitled to receive annual payments for 15 years, and the amount of such payments is determined using a formula similar to that described above. Benefits under an Individual SERP may be forfeited upon a participant's termination for cause.

         We have purchased insurance coverage on the lives of Messrs. Bergmark, Demshur, Perna, Davis and Denson to assist us in providing benefits under the Group and Individual SERPs. We are the owner and beneficiary of the insurance coverage and are obligated to pay the total premium of $319,500 and $82,191 each year for the Group SERP and the Individual ERPs, respectively, until the policies are paid up (which we anticipate will occur in 2005). Based on actuarial calculations (including a 12% interest rate assumption), we expect that the death benefits paid to us under the insurance policies will be sufficient to cover the costs of the Group and Individual SERPs' benefits and the policy premium payments for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of our other general assets to absorb any shortfall. In the event of a "change of control," we are obligated to fully fund the amount of the retirement benefits and death benefits of all six participants in the Group and Individual SERPs and their designated beneficiaries. The amount of the "change of control" contribution is the lesser of the total amount due under the terms of the Group and ndividual SERPs and the amount of unpaid premiums on any insurance policies held by the trust through the seventh anniversary of the date of the purchase of each such policy.

         Deferred Compensation Plan. Core Laboratories LP, one of our principal subsidiaries, has adopted a deferred compensation plan that allows certain officers, including all of our executive officers, to defer a portion of their salary and bonus, as well as the amount of any reductions in their deferrals under the Core Laboratories Profit Sharing and Retirement Plan, which we refer to as the "401(k) Plan," due to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The plan also provides for employer contributions to be made on behalf of participants equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Internal Revenue Code. These employer contributions vest gradually over a period of five years. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a "change in control." Employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time.

         Stock Based Compensation. Stock ownership by corporate and divisional management is encouraged through the use of the Incentive Plan which provides for the award of our common shares and options to buy our common shares. The Compensation Committee and management believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention. Common share option grants are considered annually based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to our longer term success. In determining the appropriate grant multiples, we target the market median among publicly-held oilfield service companies of similar size. In 2002, we expect to begin making performance restricted stock awards to members of our corporate and divisional management. Assuming the employee's continued employment, these awards will vest at the end of three years based on the performance of our common stock as compared to that of the companies comprising the Oil Field Services Index (OSX). None of these restricted stock awards will vest unless our common shares perform better than the common stock of one half of the companies comprising this index during the three year period. These awards will vest immediately upon a "change in control." Additionally, certain of our divisional and corporate management will receive their annual incentive compensation award in the form of a restricted stock grant. These restricted shares will vest 50% at the end of two years and the remaining 50% at the end of three years assuming the employee's continued employment. These awards will also vest immediately upon the death or disability of the participant or a "change in control." Finally, it is expected that on May 15, 2002, Messrs. Demshur, Bergmark, Davis and Denson will be granted a number of shares of restricted stock equal to the number of common shares such executive officer has purchased on the open market or holds in a deferred compensation, 401(k) or other retirement account. The number of shares that an executive officer may be granted will not exceed 50,000 shares. The shares will vest at the end of three years assuming the executive's continued employment with our company and ownership of the underlying common shares upon which the grant was based. These awards will also vest immediately upon the death or disability of the participant, his involuntary termination without cause or a "change in control." The awards will also provide that each executive officer will be entitled to receive an interest-free loan to pay any taxes that are due upon the vesting of the restricted stock. This loan will be conditioned on, among other things, the executive agreeing to retain the newly vested restricted shares and the underlying common shares for an additional two-year period. The loan will become due if the executive were to sell any of his underlying common shares, voluntarily terminate his employment or have his employment terminated with cause prior to the end of the two year holding period. At the end of the two year holding period, the loan will be forgiven and the company will make a gross-up payment to the executive in an amount equal to any tax that becomes due as a result of the loan forgiveness and the gross-up payment.

Compensation of the Chief Executive Officer

         Our Chief Executive Officer, David M. Demshur, participates in the executive compensation program described above. In establishing the base salary for Mr. Demshur, our Compensation Committee assessed the pay levels for chief executive officers in similar companies in the oilfield service industry and our profit performance. In 2001, Mr. Demshur's base salary was $420,000. He did not receive an annual incentive award for 2001. Mr. Demshur received 250,000 stock options in 2001.


         Submitted by the Compensation Committee of the Board of Supervisory Directors.

                             COMPENSATION COMMITTEE
                                Rene R. Joyce
                                Joseph R. Perna
                                Timothy J. Probert


Report of the Audit Committee

         The Audit Committee has reviewed and discussed with management Core Laboratories' audited financial statements as of and for the year ended December 31, 2001.

         The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommends to the Supervisory Board that the financial statements referred to above be included in the Core Laboratories' Annual Report on Form 10-K for the year ended December 31, 2001.

         Submitted by the Audit Committee of the Board of Supervisory Directors.

                             AUDIT COMMITTEE
                                Bob G. Agnew
                                Rene R. Joyce
                                D. John Ogren
                                Joseph R. Perna

Fiscal 2001 Audit Fee Summary

         Set forth below is a summary of the total fees paid to our former independent public accountants, Arthur Andersen LLP, for fiscal 2001. These fees consisted of:

  Audit Fees..............................    $   843,000
  Financial Information Systems Design
     and Implementation Fees..............        265,990
  All Other Fees..........................      1,050,680
                                              -----------
       Total..............................    $ 2,159,670
                                              ===========

         In determining the independence of Arthur Andersen LLP for purposes of its 2001 audit, the Audit Committee considered whether the rendering of non-audit services was compatible with maintaining Arthur Andersen LLP's independence and concluded that Arthur Andersen's independence was not compromised by the provision of such services.

                   Shareholder Return Performance Presentation

         The following performance graph compares the performance of our common shares to the Standard & Poor's 500 Index and the Standard & Poor's Oil Well Equipment and Services Index (which has been selected as our peer group) for the period beginning January 1, 1997 and ending December 31, 2001. The graph assumes that the value of the investment in our common shares and each index was $100 at January 1, 1997 (after giving effect to the 2 for 1 stock split in December
1997) and that all dividends were reinvested. Our common shares began trading on the Nasdaq Stock Market in September 1995 and in July 1998 ceased trading on the Nasdaq Stock Market and began trading on the New York Stock Exchange.

                   Comparison of Quarterly Cumulative Returns
                          Among Core Laboratories N.V.,
                     Peer Group Index and the S&P 500 Index

                                PERFORMANCE GRAPH

                  1/1/97  3/31/97  6/30/97  9/30/97  12/31/97 3/31/98  6/30/98  9/30/98  12/31/98 3/31/99  6/30/99
                  ------  -------  -------  -------  -------- -------  -------  -------  -------- -------  -------
Core
Laboratories
  N.V. .........  100.00   105.97   152.45   187.06   190.28   225.23   213.95   193.71   204.58   196.42   176.13
Peer Group......  100.00   106.12   122.44   150.84   148.41   145.90   136.52   106.44   100.13   130.46   144.06
S&P 500 Index...  100.00   102.21   119.12   126.14   128.58   136.72   140.67   128.43   149.92   160.53   167.24

                 9/30/99  12/31/99 3/31/00  6/30/00  9/30/00  12/31/00 3/31/01  6/30/01  9/30/01  12/31/01
                 -------  -------- -------  -------  -------  -------- -------  -------  -------  --------
Core
Laboratories
 N.V............  210.51   216.82   262.13   262.13   246.65   257.84   226.57   226.46   195.05   204.07
Peer Group......  137.28   131.77   160.52   163.85   173.26   165.89   151.27   141.30   116.92   132.87
S&P 500 Index...  160.68   175.22   177.22   174.28   173.04   164.95   152.84   158.36   143.37   154.91


         The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

         There can be no assurance that our common share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future performance of our common shares.

Change in Independent Public Accountants

         On April 10, 2002, the Supervisory Board, upon the recommendation of the Audit Committee, made a determination to dismiss Arthur Andersen LLP as our independent public accountants and selected PricewaterhouseCoopers LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. We have not proposed any formal action be taken at the annual meeting concerning the engagement of

PricewaterhouseCoopers LLP as our independent public accountants as no such action is legally required under Dutch law or our articles of association. Representatives of PricewaterhouseCoopers LLP and Arthur Andersen LLP are not expected to be present at the annual meeting.

         Arthur Andersen LLP's reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to the uncertainty, audit scope or accounting principles. Arthur Andersen LLP's reports on our consolidated financial statements for the year ended December 31, 2001 were filed with our Annual Report on Form 10-K for the year ended December 31,2001.

         During the years ended December 31, 2001 and 2000 and through the filing date of this proxy statement, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years. There were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

         During the years ended December 31, 2001 and 2000 and through the filing date of this proxy statement, we did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered in our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                     ITEM 2.
                           APPROVAL OF ANNUAL ACCOUNTS

         At the annual meeting, our shareholders will be asked to approve our Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2001, as required under Dutch law and our articles of association. In accordance with
Article 408 of the Dutch Civil Code, the Annual Accounts are our annual accounts and our participation and do not represent the consolidated accounts of our company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report for the year ending December 31, 2001.

         The affirmative vote of the majority of the votes cast at the annual meeting is required to adopt the Annual Accounts.

         The Supervisory Board recommends that shareholders vote "FOR" the adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                                     ITEM 3.
                EXTENSION OF AUTHORITY OF MANAGEMENT BOARD UNTIL
                     NOVEMBER 29, 2003 TO REPURCHASE SHARES

         Under Dutch law, our articles of association and subject to certain Dutch statutory provisions, we may repurchase up to 10% of our outstanding share capital in open market purchases at any price not to exceed $200.00 per share or its equivalent in other currencies. This $200.00 limit is an arbitrary number used to satisfy Dutch statutory provisions and our articles of association and is not reflective of the price that would be paid in any such repurchase unless the market price of our common shares approximated such amount on the date of repurchase. Any such purchases are subject to the approval of the Supervisory Board and the authorization of our shareholders at the annual meeting, which authorization must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized the Management Board to make such repurchases for a period of 18 months. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on November 30, 2002. We have not repurchased our common shares in the past but believe that it is in the best interest of our company and shareholders to have the flexibility to repurchase shares if the Supervisory Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.

         At the annual meeting, our shareholders will be asked to approve a further extension of this authority for an additional 18-month period from the date of the annual meeting until November 29, 2003.

         The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authorization of the management board to repurchase up to 10% of our outstanding share capital for an additional 18-month period from the date of the annual meeting.

         The Supervisory Board recommends that shareholders vote "FOR" the extension of the authority of the management board to repurchase up to 10% of our outstanding share capital until November 29, 2003 at a price of not more than $200.00 per share, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                                     ITEM 4.
                   EXTENSION OF AUTHORITY OF SUPERVISORY BOARD
          TO ISSUE SHARES OF CORE LABORATORIES N.V. UNTIL MAY 29, 2007

         Under Dutch law and our articles of association, the Supervisory Board has the power to issue shares of our share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. An authorization of the Supervisory Board to issue shares may be effective for a period of up to five years and may be renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five year period. At each annual meeting of the shareholders subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on May 30, 2006.

         At the annual meeting, our shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the annual meeting until May 29, 2007. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, our common shares are listed on the NYSE and, accordingly, the issuance of additional shares will remain subject to the rules of the NYSE. In particular, the NYSE requires shareholder approval for the issuance of shares of common stock in excess of twenty percent of the shares outstanding except for public offerings for cash or bona fide private offerings at a price greater than both the book and market value of a company's common stock.

         The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for a five-year period from the date of the annual meeting.

         The Supervisory Board recommends that shareholders vote "FOR" the extension of the authority of the Supervisory Board to issue and/or to grant rights (including options to purchase) on our common and/or preference shares until May 29, 2007, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                                     ITEM 5.
                   EXTENSION OF AUTHORITY OF SUPERVISORY BOARD
           TO LIMIT OR ELIMINATE PREEMPTIVE RIGHTS UNTIL MAY 29, 2007

         Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to the exercise of options granted under the Incentive Plan or the Nonemployee Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Such an authorization may be effective for up to five years and may be renewed for successive five-year periods. In connection with our initial public offering in

September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on May 30, 2006.

         At the annual meeting, our shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the annual meeting until May 29, 2007 to limit or eliminate preemptive rights. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the supervisory board is not granted the authority to limit preemptive rights, the ability of our company to engage in equity financing transactions or acquisitions could be significantly affected. Furthermore, as long as our common shares remain listed on the NYSE, any issuance of common shares will remain subject to the rules of the NYSE, including limitations on our ability to issue shares without shareholder approval. See Item 4 for a discussion of the NYSE rules regarding stock issuance.

         The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period from the date of the annual meeting.

         The Supervisory Board recommends that shareholders vote "FOR" the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of Common Shares until May 29, 2007, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                                     ITEM 6.
                                  OTHER MATTERS

         The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                              SHAREHOLDER PROPOSALS

         Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at 2003 annual meeting of shareholders must forward such proposal to our corporate Secretary at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than January 1, 2003. Any notice of a proposal to be considered at the 2003 annual meeting should also be submitted to our corporate Secretary. Any such notice will be considered untimely if not received by the Secretary on or before March 17, 2003.

                                 By Order of the Board of Supervisory Directors,

                                 /s/ Jacobus Schouten
                                 Supervisory Director

Amsterdam, The Netherlands
April 30, 2002

                             CORE LABORATORIES N.V.

         This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Thursday, May 30, 2002.

P The undersigned hereby constitutes and appoints Jacobus Schouten and John D. Denson, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name,
R place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV Amsterdam, The Netherlands,
O on Thursday, May 30, 2002 at 2:00 p.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse
X side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting
Y         or any adjournment thereof.


THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES AND FOR PROPOSALS 2, 3, 4, AND 5.

                (To be signed and continued on the reverse side.)

|X|  Please mark your vote as in this example.

                                                        FOR            WITHHELD         Supervisory Directors
1.   Election of Supervisory Directors.                 [ ]               [ ]           recommend a vote for
                                                                                        election of the
                                                                                        the following
                                                                                        Supervisory Directors:

                                                                                        Nominees:
                                                                                        David M. Demshur
                                                                                        Rene R. Joyce
                                                                                        Jacobus Schouten
                                                                                        D. John Ogren
                                                                                        Joseph R. Perna
                                                                                        Timothy J. Probert
                                                                                        Bob G. Agnew
                                                                                        Richard L. Bergmark
                                                                                        Alexander Vriesendorp
For, except vote withheld from the following nominee(s)

-----------------------------

                                                        FOR              AGAINST        ABSTAIN
2.   Approval of Annual Accounts.                       [ ]               [ ]             [ ]

                                                        FOR              AGAINST        ABSTAIN
3.   Approval of extension of authority of              [ ]               [ ]             [ ]
     Management  Board to repurchase up to 10%
     of the outstanding share capital of the
     Company until November 29, 2003.
                                                        FOR              AGAINST        ABSTAIN
4.   Approval  of  extension  of  authority  of         |_|               |_|             |_|
     Supervisory   Board  to  issue  and/or  to
     grant   rights   (including   options   to
     purchase)  on  common  and/or   preference
     shares of the Company until May 29, 2007.

                                       18


                                                        FOR              AGAINST        ABSTAIN
5.   Approval of extension of authority of              |_|                |_|            |_|
     Supervisory Board to limit or eliminate
     preemptive rights of holders of common
     shares until May 29, 2007.




NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.


SIGNATURE:                                        DATE:
          ----------------------------------           -------------------------

SIGNATURE:                                        DATE:
          ----------------------------------           -------------------------


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS THEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


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